FREEDOM INVESTMENT TRUST

                      John Hancock Financial Industries Fund


                          Establishment and Designation
                                       of
                        Class A Shares and Class B Shares
                            of Beneficial Interest of
              John Hancock Financial Industries Fund, a Series of
                            Freedom Investment Trust



      The undersigned, being a majority of the Trustees of Freedom Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to the Amended and Restated Master Trust Agreement dated September 10, 1991 of the Trust, as amended from time to time, do hereby establish an additional series of shares of the Trust (the "Shares"), having rights and preferences set forth in the Master Trust Agreement and in the Trust's Registration Statement on Form N-1A, which Shares shall represent undivided beneficial interests in a separate portfolio of assets of the Trust (the "Fund") designated "John Hancock Financial Services Fund." The Shares are divided to create two classes of Shares of the Fund as follows:

    1.The two classes of Shares of the Fund established and designated hereby are "Class A Shares" and "Class B Shares," respectively.

    2.Class A Shares and Class B Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Master Trust Agreement.

    3.The purchase price of Class A Shares and of Class B Shares, the method of determining the net asset value of Class A Shares and of Class B Shares, and the relative dividend rights of holders of Class A Shares and of holders of Class B Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Master Trust Agreement and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

      The Master Trust Agreement is hereby amended to the extent necessary to reflect the establishment of such additional series and classes of Shares, effective March 1, 1996.

      Capitalized terms not otherwise defined herein shall have the meanings set forth in the Master Trust Agreement.

      IN WITNESS WHEREOF, the undersigned have executed this instrument this 11th day of December, 1995.



/s/Edward J. Boudreau, Jr.                /s/Douglas M. Costle
--------------------------                --------------------
Edward J. Boudreau, Jr.                   Douglas M. Costle



/s/Leland O. Erdahl                       /s/Richard A. Farrell
--------------------------                --------------------
Leland O. Erdahl                          Richard A. Farrell



/s/William F. Glavin                      /s/ John A. Moore
--------------------------                --------------------
William F. Glavin                         John A. Moore



/s/Patti McGill Peterson                  /s/ John W. Pratt
--------------------------                --------------------
Patti McGill Peterson                     John W. Pratt



      The Master Trust Agreement, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

y:\corpsec\dectrust\95finsrv.doc

COMMONWEALTH OF MASSACHUSETTS )
                              )ss
COUNTY OF SUFFOLK             )



      Then personally appeared the above-named Edward J. Boudreau, Jr., Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, William F. Glavin, John A. Moore, Patti McGill Peterson and John W. Pratt, who each acknowledged the foregoing instrument to be his or her free act and deed, before me, this 11th day of December 1995.


                                    /s/ AnneMarie Kalapinski
                                    ------------------------
                                    Notary Public

                                    My commission expires: 10/20/00